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                                                                   EXHIBIT 10(c)


              SIXTH AMENDMENT TO HUNTINGTON BANCSHARES INCORPORATED
                             1983 STOCK OPTION PLAN

        Effective for exercises after June 30, 2000, Section 5(k) of the Huntington Bancshares Incorporated 1983 Stock Option Plan is hereby amended and restated in its entirety to read as follows:

                  "(k) An optionholder shall be required to pay, or make satisfactory provision for payment, to the Company of an amount equal to any tax which the Company is required to withhold under any federal, state or local tax laws in connection with the exercise of a Non-Statutory Stock Option. The optionholder may satisfy this obligation, in whole or in part, with respect to each individual Non-Statutory Stock Option by making an election ("Election") to either
         (a) have the Company withhold from the shares otherwise to be delivered on the exercise of the option that number of shares sufficient to satisfy the withholding requirement, or (b) to deliver to the Company sufficient shares of the Company's Common Stock to satisfy the withholding requirement; with, in either case, such shares to be valued at their Fair Market Value on the date that income from the exercise of such Non-Statutory Stock Option becomes taxable to the optionholder (the "Tax Date"). At the time of making an Election, the optionholder may certify to the Committee the rates (which shall not exceed the maximum Federal and the maximum state statutory rates applicable to the income of individuals for the year in which Tax Date occurs, exclusive of any effect that losses of deduction or credits at various income levels may have on such optionholder's taxes) at which the optionholder, upon adequate investigation, expects his or her income from the shares to be taxed and requests that withholding with respect to federal and state income taxes be made at such rates. Notwithstanding anything herein to the contrary, for exercises of options after June 30, 2000, an optionholder may not make an Election that would (i) require the Company to withhold from the shares otherwise to be delivered upon exercise, or (ii) require the Company to accept shares, in an amount that is in excess of the tax which the Company is required to withhold based on the minimum statutory withholding rates for federal, state and local tax purposes, including payroll taxes, that are applicable to such supplemental taxable income resulting from the exercise of any Non-Statutory Stock Option granted under this Plan. Delivery of or withholding of fractional shares shall not be permitted.